Columbia Funds Master Investment Trust,
LLC - Semi-annual N-SAR report
for the period ending 8/31/2010

Columbia International Value Master
Portfolio
(the "Portfolio")


Item 77C - Matters submitted to a vote of security holders:

Columbia International Value Fund, a series
of Columbia Funds Series
Trust, invests all or substantially all of its
assets in Columbia
International Value Master Portfolio (Master
Portfolio),
which is a series of Columbia Funds Master
Investment Trust, LLC (Master
Trust).  As an interest holder in Master Trust,
Columbia International
Value Fund was asked to (i) approve a
proposed Investment Management
Services Agreement with Columbia
Management Investment Advisers, LLC
(formerly RiverSource Investments, LLC)
(CMIA) for Master Portfolio; (ii)
approve a proposed Investment Subadvisory
Agreement with Brandes
Investment Partners, L.P. (Brandes) for
Master Portfolio; (iii) approve a
proposal authorizing CMIA to enter into and
materially amend subadvisory
agreements for Master Portfolio in the future,
with the approval of
Master Trust's Board of Trustees, but without
obtaining additional
interest holder approval; and (iv) elect the
seven Trustees of Master
Trust's Board of Trustees.  As an interest
holder, the Columbia
International Value Fund "passed through" its
vote on the Master
Portfolio and Master Trust proposals to its
shareholders. Each proposal
on behalf of Master Portfolio and Master Trust
was approved.    The
proposals were considered at a special
meeting of shareholders of
Columbia Funds Series Trust held on March
3, 2010.   The results of the
shareholder meeting are as follows:

Proposal 1:  A proposed Investment
Management Services Agreement with
CMIA was approved by shareholders of the Columbia International Value
Fund at the March 3, 2010 meeting, as
follows:

Fund              Votes For       Votes
Abstentions         Broker
                                             Against
Non-Votes
Columbia
 International
Value  Fund 1   69,448,953   518,836
591,610              14,590,345


Proposal 2:  A proposed Investment
Subadvisory Agreement with Brandes
was approved by shareholders of Columbia
International Value Fund at the
March 3, 2010 meeting, as follows:

                                          Votes
Broker
Fund         Votes For         Against
Abstentions            Non-Votes

Columbia
 International
Value Fund 2  69,465,425    504,384
589,589                    14,590,346

Proposal 3: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Board of Trustees, but without obtaining additional shareholder approval, was approved by shareholders of Columbia
International Value Fund at the March 3, 2010 meeting, as follows:

                                         Votes
Broker
Fund        Votes For        Against
Abstentions           Non-Votes

Columbia
International
Value  Fund 3   63,600,296  6,345,745
613,344              14,590,359

Proposal 4: Each of the nominees for trustee was elected to the Board of Trustees of Columbia Funds Series Trust, each to hold office for an indefinite term, at an adjourned meeting of shareholders of Columbia
Funds Series Trust held on April 26, 2010, as follows : 4

Trustee                  Votes For                 Votes
Withheld            Abstentions
Edward J.
Boudreau,
Jr.                 2,680,026,424
72,649,450                    0
William P.
Carmichael    2,679,841,716
72,834,157                     0
William A.
Hawkins       2,679,847,210
72,828,663                     0
R. Glenn
Hilliard          2,679,699,063
72,976,810                     0
John J.
Nagorniak    2,680,054,075
72,621,799                    0
Minor M.
Shaw          2,680,402,097
72,273,776                    0
Anthony M.
Santomero  2,679,633,235
73,042,638                    0

1 As described above, the shareholders of Columbia International Value
Fund also approved a proposed Investment
Management Services Agreement
with CMIA for Master Portfolio.

2 As described above, the shareholders of Columbia International Value Fund also approved a proposed Investment
Subadvisory Agreement with Brandes
for Master Portfolio.

3 As described above, the shareholders of Columbia International Value Fund also approved a proposal authorizing CMIA to enter into and materially amend subadvisory agreements for Master
Portfolio in the future, with the
approval of Master Trust's Board of Trustees, but without obtaining additional interest holder approval.

4 As described above, the shareholders of Columbia International Value Fund also elected each of the nominees for trustee to Master Trust's Board of
Trustees, each to hold office for an indefinite term.

Item 77D/77Q1(b) - Policies with Respect to
Securities Investments:

On May 4, 2010, a Form Type POS AMI,
accession number
0001193125-10-104765, which included an
amendment to the registration
statement of Columbia Funds Master
Investment Trust, LLC on behalf of
the Portfolio (the "Amendment"), was filed with the SEC and is hereby incorporated by reference as part of the response to Items 77D and
77Q1(b) of Form N-SAR. The Amendment
disclosed, among other
things, certain changes that were made to the entities serving as investment adviser, administrator, distributor, and transfer agent of the Portfolio upon the closing of the sale of a portion of the asset management business, including the business of managing the Portfolio, from Bank of America, N.A. to Ameriprise
Financial, Inc. on April 30, 2010.

Item 77E - Legal Proceedings:

Information Regarding Pending and Settled
Legal Proceedings

In June 2004, an action captioned John E.
Gallus et al. v. American
Express Financial Corp. and American
Express Financial
Advisors Inc. was filed in the United States
District Court for
the District of Arizona. The plaintiffs allege that they are investors in several American Express
Company (now known
as legacy RiverSource) mutual funds and they purport to bring the action derivatively on behalf of those funds under the
Investment Company Act of 1940. The
plaintiffs allege that fees
allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States
District Court for the District of Minnesota
(the District Court).
In response to defendants motion to dismiss the complaint, the District Court dismissed one of plaintiffs four claims and granted plaintiffs limited discovery.
Defendants moved for
summary judgment in April 2007. Summary
judgment was
granted in the defendants favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit
Court of Appeals
(the Eighth Circuit) on August 8, 2007. On
April 8, 2009, the
Eighth Circuit reversed summary judgment and remanded to the District Court for further proceedings. On
August 6, 2009,
defendants filed a writ of certiorari with the U.S. Supreme
Court (the Supreme Court), asking the
Supreme Court to stay
the District Court proceedings while the Supreme Court considers and rules in a case captioned Jones
v. Harris Associates,
which involves issues of law similar to those presented in the
Gallus case. On March 30, 2010, the Supreme
Court issued its
ruling in Jones v. Harris Associates, and on April 5, 2010, the
Supreme Court vacated the Eighth Circuits decision in the
Gallus case and remanded the case to the Eighth Circuit for further consideration in light of the Supreme
Courts decision
in Jones v. Harris Associates. On June 4,
2010, the Eighth Circuit
remanded the Gallus case to the District Court for further consideration in light of the Supreme Courts decision in
Jones v. Harris Associates.

In December 2005, without admitting or
denying the allegations,
American Express Financial Corporation
(AEFC, which is now
known as Ameriprise Financial, Inc.
(Ameriprise Financial)),
entered into settlement agreements with the Securities and
Exchange Commission (SEC) and Minnesota
Department of
Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the
Investment Company Act of 1940, and various
Minnesota laws.
AEFC agreed to pay disgorgement of $10
million and civil
money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-
2451.pdf.
Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the funds Boards of Directors/Trustees.

Ameriprise Financial and certain of its
affiliates have
historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities.
Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise
Financial nor any
of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of
Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise
Financial is required to
make 10-Q, 10-K and, as necessary, 8-K
filings with the
Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates.
Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


Item 77Q1(e) - New or amended Registrant investment advisory contracts:

INVESTMENT MANAGEMENT
SERVICES AGREEMENT
COLUMBIA FUNDS MASTER
INVESTMENT TRUST, LLC

This Agreement, dated as of May 1, 2010, is by and between Columbia
Management Investment Advisers, LLC
(formerly known as RiverSource
Investments, LLC) (the "Investment
Manager"), a Minnesota limited
liability company and Columbia Funds Master
Investment Trust, LLC
(the "Registrant"), a Delaware limited liability company, on behalf of those portfolios of the Registrant now or hereafter listed in Schedule A hereto (each a "Master Portfolio" and collectively, the "Master Portfolios").

Part One: INVESTMENT MANAGEMENT
AND OTHER SERVICES

(1) The Master Portfolio hereby retains the
Investment Manager, and the
Investment Manager hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the
Master Portfolio continuously with investment advice; to determine, consistent with the Master Portfolio's investment objectives, strategies and policies as from time to time set forth in its then-current prospectus or statement of additional information, or as otherwise established by the Board of Directors/Trustees (the "Board"), which investments, in the
Investment Manager's discretion, shall be purchased, held or sold, and to execute or cause the execution of purchase or sell orders; to recommend changes to investment objectives, strategies and policies to the Board, as the Investment Manager deems appropriate;
to perform investment
research and prepare and make available to the Master Portfolio research and statistical data in connection therewith;
and to furnish all other
services of whatever nature that the
Investment Manager from time to
time reasonably determines to be necessary or useful in connection with the investment management of the Master Portfolio as provided under this Agreement; subject always to oversight by the Board and the authorized officers of the Master Portfolio.
The Investment Manager
agrees: (a) to maintain an adequate
organization of competent persons
to provide the services and to perform the functions herein mentioned
(to the extent that such services and functions have not been delegated to a subadviser); and (b) to maintain adequate oversight over any subadvisers hired to provide services and to perform the functions herein mentioned. The Investment Manager agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing the Investment Manager's performance under this Agreement and will prepare and furnish to the Board such reports, statistical data and other information relating to the investment management of the
Master Portfolio in such form and at such intervals as the Board may reasonably request. The Master Portfolio agrees that the Investment
Manager may, at its own expense, subcontract for certain of the services described under this Agreement
(including with affiliates of
the Investment Manager) with the
understanding that the quality and
scope of services required to be provided under this Agreement shall not be diminished thereby, and also with the understanding that the
Investment Manager shall obtain such
approval from the Board and/or
Master Portfolio shareholders as is required by applicable law, rules and regulations promulgated thereunder, terms of this Agreement, resolutions of the Board and commitments of the Investment Manager.
The Investment Manager agrees that, in the event it subcontracts with another party for some or all of the investment management services contemplated by this Agreement with respect to the Master Portfolio in reliance on its "manager-of-managers" exemptive order (Investment
Company Act Release No. 25664 (July 16,
2002)) or a subsequent order
containing such conditions, the Investment
Manager will retain overall
supervisory responsibility for the general management and investment of the Master Portfolio and, subject to review and approval by the Board, will set the Master Portfolio's overall investment strategies
(consistent with the Master Portfolio's then-current prospectus and statement of additional information); evaluate, select and recommend one or more subadvisers to manage all or a portion of the Master Portfolio's assets; when appropriate, allocate and reallocate the Master Portfolio's assets among multiple subadvisers; monitor and evaluate the investment performance of subadvisers; and implement procedures reasonably designed to ensure that the subadvisers comply with the Master
Portfolio's investment
objectives, policies and restrictions.

(2) The Investment Manager shall comply (or cause the Master Portfolio to comply, as applicable) with all applicable law, including but not limited to the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder
(the "1940 Act"), the
Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder, the 1933
Act, and the provisions
of the Internal Revenue Code of 1986, as amended, applicable to the
Master Portfolio as a regulated investment company.

(3)  The Investment Manager shall allocate
investment opportunities
among its clients, including the Master
Portfolio, in a fair and
equitable manner, consistent with its fiduciary obligations to clients. The Master Portfolio recognizes that the Investment
Manager and its affiliates may from time to time acquire information about issuers or securities that it may not share with, or act upon for the benefit of, the Master Portfolio.

(4)  The Investment Manager agrees to vote
proxies and to provide or
withhold consents, or to provide such support as is required or requested by the Board in conjunction with voting proxies and providing or withholding consents, solicited by or with respect to the issuers of securities in which the Master Portfolio's assets may be invested from time to time, as directed by the Board from time to time.

(5)  The Investment Manager agrees that it
will maintain all required
records, memoranda, instructions or
authorizations relating to the
management of the assets for the Master
Portfolio, including with
respect to the acquisition or disposition of securities. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the
Investment Manager hereby agrees that all records that it maintains for each Master Portfolio under this Agreement are the property of the Registrant and further agrees to surrender promptly to the
Registrant any of such records upon request.

(6) The Master Portfolio agrees that it will furnish to the Investment
Manager any information that the latter may reasonably request with respect to the services performed or to be performed by the Investment
Manager under this Agreement.

(7) In selecting broker-dealers for execution, the Investment Manager will seek to obtain best execution for securities transactions on behalf of the Master Portfolio, except where otherwise directed by the
 Board. In selecting broker-dealers to execute transactions, the
Investment Manager may consider not only available prices (including commissions or mark-up), but also other relevant factors such as, without limitation, the characteristics of the security being traded, the size and difficulty of the transaction, the execution, clearance and settlement capabilities as well as the reputation, reliability, and financial soundness of the broker-dealer selected, the broker-dealer's risk in positioning a block of securities, the broker-dealer's execution service rendered on a continuing basis and in other transactions, the broker-dealer's expertise in particular markets, and the broker-dealer's ability to provide research services.
To the extent permitted by law, and consistent with its obligation to seek best execution, the Investment Manager may, except where otherwise directed by the Board, execute transactions or pay a broker-dealer a commission or markup in excess of that which another broker-dealer might have charged for executing a transaction provided that the Investment Manager determines, in good faith, that the execution is appropriate or the commission or markup is reasonable in relation to the value of the brokerage and/or research services provided, viewed in terms of either that particular transaction or the Investment Manager's overall responsibilities with respect to the
Master Portfolio and other clients for which it acts as investment adviser. The Investment Manager shall not consider the sale or promotion of shares of the Master Portfolio, or other affiliated products, as a factor in the selection of broker dealers through which transactions are executed.

(8) Except for willful misfeasance, bad faith or negligence on the part of the Investment Manager in the performance of its duties, or reckless disregard by the Investment Manager of its obligations and duties, under this Agreement, neither the Investment Manager, nor any of its respective directors, officers, partners, principals, employees, or agents shall be liable for any acts or omissions or for any loss suffered by the Master Portfolio or its shareholders or creditors. To the extent permitted by applicable law, each of the Investment Manager, and its respective directors, officers, partners, principals, employees and agents, shall be entitled to rely, and shall be protected from liability in reasonably relying, upon any information or instructions furnished to it (or any of them as individuals) by the Master
Portfolio or its agents which is believed in good faith to be accurate and reliable. The Master Portfolio understands and acknowledges that the Investment Manager does not warrant any rate of return, market value or performance of any assets in the Master Portfolio.
Notwithstanding the foregoing, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and, therefore, nothing herein shall constitute a waiver of any right which the Master Portfolio may have under such laws or regulations.

Part Two:  COMPENSATION TO THE
INVESTMENT MANAGER

(1) The Master Portfolio agrees to pay to the Investment Manager, in full payment for the services furnished, a fee as set forth in
Schedule A.

(2)  The fee shall be accrued daily (unless
otherwise directed by the
Board consistent with the prospectus and statement of additional information of the Master Portfolio) and paid on a monthly basis and, in the event of the effectiveness or termination of this Agreement, in whole or in part with respect to any Master
Portfolio, during any month,
the fee paid to the Investment Manager shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

(3)  The fee provided for hereunder shall be
paid in cash by the Master
Portfolio to the Investment Manager within five business days after the last day of each month.

Part Three:  ALLOCATION OF EXPENSES

(1) The Investment Manager shall (a) furnish at its expense such office space, supplies, facilities, equipment, clerical help and other personnel and services as are required to render the services contemplated to be provided by it pursuant to this Agreement and (b) pay the compensation of the trustees or officers of the Master Portfolio who are directors, officers or employees of the Investment Manager
(except to the extent the Board of the Master
Portfolio shall have
specifically approved the payment by the Master Portfolio of all or a portion of the compensation of the Master
Portfolio's chief compliance
officer or other officer(s)). Except to the extent expressly assumed by the Investment Manager, and except to the extent required by law to be paid or reimbursed by the Investment
Manager, the Investment Manager
shall have no duty to pay any Master Portfolio operating expenses incurred in the organization and operation of the Master Portfolio.

Part Four: MISCELLANEOUS

(1)  The Investment Manager shall be deemed
to be an independent
contractor and, except as expressly provided or authorized in this
Agreement or otherwise, shall have no
authority to act for or represent
the Master Portfolio.

(2)  The Master Portfolio acknowledges that
the Investment Manager and
its affiliates may perform investment advisory services for other clients, so long as the Investment Manager's services to the Master
Portfolio under this Agreement are not
impaired thereby.  The Investment
Manager and its affiliates may give advice or take action in the performance of duties to other clients that may differ from advice given, or the timing and nature of action taken, with respect to the
Master Portfolio, and the Investment Manager and its affiliates and their respective clients may trade and have positions in securities of issuers where the Master Portfolio may own equivalent or related securities, and where action may or may not be taken or recommended for the Master Portfolio. Nothing in this Agreement shall be deemed to impose upon the Investment Manager or any of its affiliates any obligation to purchase or sell, or recommend for purchase or sale for the Master Portfolio, any security or any other property that the
Investment Manager or any of its affiliates may purchase, sell or hold for its own account or the account of any other client.

(3)  Neither this Agreement nor any
transaction pursuant hereto shall
be invalidated or in any way affected by the fact that Board members, officers, agents and/or shareholders of the Master Portfolio are or may be interested in the Investment Manager or any successor or assignee thereof, as directors, officers, stockholders or otherwise;
that directors, officers, stockholders or agents of the Investment
Manager are or may be interested in the
Master Portfolio as Board
members, officers, shareholders or otherwise;
or that the Investment
Manager or any successor or assignee is or may be interested in the
Master Portfolio as shareholder or otherwise, provided, however, that neither the Investment Manager, nor any officer, Board member or employee thereof or of the Master Portfolio, shall knowingly sell to or buy from the Master Portfolio any property or security other than shares issued by the Master Portfolio, except in accordance with applicable regulations, United States
Securities and Exchange
Commission ("SEC") orders or published SEC staff guidance.

(4) Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the party to this
Agreement entitled to receive such, at such party's principal place of business, or to such other address as either party may designate in writing mailed to the other in accordance with this Paragraph (4).

(5)  All information and advice furnished by
the Investment Manager to
the Master Portfolio under this Agreement shall be confidential and shall not be disclosed to unaffiliated third parties, except as required by law, order, judgment, decree, or pursuant to any rule, regulation or request of or by any government, court, administrative or regulatory agency or commission, other governmental or regulatory authority or any self-regulatory organization.
All information
furnished by the Master Portfolio to the Investment Manager under this
Agreement shall be confidential and shall not be disclosed to any unaffiliated third party, except as permitted or required by the foregoing, where it is necessary to effect transactions or provide other services to the Master Portfolio, or where the Master Portfolio requests or authorizes the Investment Manager to do so. The Investment
Manager may share information with its
affiliates in accordance with
its privacy and other relevant policies in effect from time to time.

(6)  This Agreement shall be governed by the
internal substantive laws
of the Commonwealth of Massachusetts
without regard to the conflicts
of laws principles thereof.

(7)  The names "Columbia Funds Master
Investment Trust, LLC" and
"Board Members of Columbia Funds Master
Investment Trust, LLC" refer
respectively to the Registrant initially created by the Declaration of
Trust, which subsequently converted from a Delaware statutory trust to a Delaware limited liability company, and the Board Members as Board
Members but not individually or personally.
All parties hereto
acknowledge and agree that any and all
liabilities of the Registrant
arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Registrant and that no Board Member, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Master
Portfolio of the
Registrant must look solely to the property belonging to such
Master Portfolio for the enforcement of any claims against the Registrant.

(8)  If any term, provision, agreement,
covenant or restriction of this
Agreement is held by a court or other
authority of competent
jurisdiction to be invalid, void, or
unenforceable, the remainder of
the terms, provisions, agreements, covenants and restrictions of this
Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this
Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

(9)  This Agreement may be executed in any
number of counterparts,
each of which shall be deemed an original for all purposes and all of which, taken together, shall constitute one and the same instrument.

Part Five: RENEWAL AND TERMINATION

(1)  This Agreement shall continue in effect
for two years from the date
of its execution, and from year to year
thereafter, unless and until
terminated by either party as hereinafter provided, only if such continuance is specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding voting securities of the
Master Portfolio and (b) by the vote of a majority of the Board members who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the 1940 Act and any applicable order or interpretation thereof issued by the SEC or its staff. As used in this agreement, the term
"majority of the outstanding
voting securities of the Master Portfolio " shall have the same meaning as set forth in the 1940 Act.

(2)  This Agreement may be terminated, with
respect to any Master Portfolio, by either the Master Portfolio or the Investment Manager at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting securities of the
Master Portfolio.

(3)  This Agreement shall terminate in the
event of its assignment,
the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act, unless the SEC issues an order exempting such assignment from the provisions of the 1940 Act requiring such termination, in which case this Agreement shall remain in full force and effect, subject to the terms of such order.

(4) Except as prohibited by the 1940 Act, this Agreement may be amended with respect to any Master Portfolio upon written agreement of the
Investment Manager and the Trust, on behalf of that Master Portfolio.

Part Six: Use of Name

(1)  At such time as this Agreement or any
extension, renewal or
amendment hereof, or any similar agreement with any organization which shall have succeeded to the business of the Investment Manager, shall no longer be in effect, the Master Portfolio will cease to use any name derived from the name of the Investment
Manager or of any organization
which shall have succeeded to the Investment
Manager's business as
investment adviser.


IN WITNESS THEREOF, the parties hereto
have executed the foregoing
Agreement as of the day and year first above written.


COLUMBIA FUNDS MASTER
INVESTMENT TRUST, LLC
			on behalf of the Funds


			By:  /s/ Michael G.
Clarke
			Name:	Michael G.
Clarke
			Title:	Senior Vice
President
				and Chief
Financial Officer


COLUMBIA MANAGEMENT
INVESTMENT ADVISERS, LLC


			By:  /s/ Amy K.
Johnson
			Name:	Amy K.
Johnson
			Title: 	Senior Vice
President







Schedule A

Master Portfolio               Assets
Rate of Fee
Columbia International      First $500 million
0.85%
Value Master Portfolio      In excess of $500
million   0.80%
                                         and up to $1 billion
                                         In excess of $1
billion and 0.75%
                                          up to $1.5 billion
                                          In excess of $1.5
billion     0.70%
                                          and up to $3 billion
                                          In excess of $3
billion and 0.68%
                                          up to $6 billion
                                          In excess of $6
billion        0.66%


Item 77Q1(e) - New or amended Registrant investment advisory contracts:

INVESTMENT SUB-ADVISORY
AGREEMENT
COLUMBIA FUNDS MASTER
INVESTMENT TRUST, LLC

AGREEMENT made as of May 1, 2010
among COLUMBIA MANAGEMENT
INVESTMENT ADVISERS, LLC (formerly,
RiverSource Investments, LLC),
a Minnesota limited liability company (herein called the "Adviser"),
BRANDES INVESTMENT PARTNERS,
L.P., a Delaware limited partnership
(herein called the "Sub-Adviser") and
COLUMBIA FUNDS MASTER
INVESTMENT TRUST, LLC (the "Trust"), a
Delaware limited liability
company, on behalf of the portfolios of the Trust as now or hereafter may be identified on Schedule I hereto (each a "Master Portfolio" and collectively, the "Master Portfolios").

RECITALS
WHEREAS, the Trust is registered with the Securities and Exchange
Commission (the "Commission") under the
Investment Company Act
of 1940, as amended (the "1940 Act"), as an open-end series management investment company; and

WHEREAS, the Adviser is registered with the Commission under the
Investment Advisers Act of 1940, as amended
(the "Advisers Act"), and
engages in the business of acting as an
investment adviser; and

WHEREAS, the Sub-Adviser is also
registered under the Advisers Act,
as an investment adviser and engages in the business of acting as an investment adviser; and

WHEREAS, the Adviser and the Trust have
entered into an investment
management services agreement (the
"Investment Management Services
Agreement"), pursuant to which the Adviser shall act as investment adviser with respect to the Master Portfolios;
and

WHEREAS, pursuant to such Investment
Management Services Agreement,
the Adviser, with the approval of the Trust, wishes to retain the
Sub-Adviser for purposes of rendering
advisory services to the Adviser
and the Trust in connection with the Master
Portfolios upon the
terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the
mutual covenants herein
contained and other good and valuable
consideration, the receipt
whereof is hereby acknowledged, the parties hereto agree as follows:

1. Appointment. The Adviser hereby appoints the Sub-Adviser to act as investment sub-adviser to the Master
Portfolios for the period and on
the terms set forth in this Agreement. The
Sub-Adviser accepts such
appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. Services of Sub-Adviser. Subject to the oversight and supervision of the Adviser and the Trust's Board of Trustees, the Sub-Adviser will provide a continuous investment program for the Master Portfolios, including investment research and management with respect to all securities and investments, except for such cash balances of the Master
Portfolios as may, from time to time, be managed by the Adviser.
Pursuant to the foregoing, the Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Master
Portfolios. The
Sub-Adviser will provide the services
rendered by it under this
Agreement in accordance with the investment criteria and policies established from time to time for the Master
Portfolios by the
Adviser, the Master Portfolios' investment objectives, policies and restrictions as stated in the Master Portfolios'
Prospectuses and
Statement of Additional Information, the operating policies and procedures of the Master Portfolios, and resolutions of the Master Portfolios' Board of Trustees.

The Sub-Adviser further agrees that it will:
a)  Provide information to the Master
Portfolios' accountant for the
purpose of updating the Master Portfolios' cash availability throughout the day as required;

b)  Maintain historical tax lots for each
portfolio security held by
the Master Portfolios;

c) Transmit trades to the Trust's custodian for proper settlement;

d)  Maintain all books and records with
respect to the Master
Portfolios that are required to be maintained under Rule 31a-l(f) under the 1940 Act;

e)  Supply the Adviser, the Trust and the
Trust's Board of Trustees
with reports, statistical data and economic information as requested;
and

f)  Prepare a quarterly broker security
transaction summary and, if
requested in advance, monthly security
transaction listing for the
Master Portfolios.

3. Other Covenants.
The Sub-Adviser agrees that it will:

a)  Comply with all applicable Rules and
Regulations of the Commission
and will in addition conduct its activities under this Agreement in accordance with other applicable law;

b) Use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

c)  The Sub-Adviser acknowledges that the
Master Portfolios may
engage in transactions with certain investment sub-advisers in the
Columbia Funds Family (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1,
Rule 17a-10 and Rule 17e-1
under the 1940 Act. Accordingly, the Sub-
Adviser hereby agrees that it
will not consult with any other investment sub-adviser of a Columbia
Fund in the Columbia Funds Family
concerning transactions for a
Master Portfolio in securities or other
investments, other than for
purposes of complying with the conditions of Rule 12d3-1(a) and (b).
With respect to a Master Portfolio with one or more investment sub-advisers in addition to the Sub-Adviser, the Sub-Adviser shall be limited to providing investment advice only with respect to the portion of the Master Portfolio's assets as the Adviser may determine from time to time, and shall not consult with any other investment sub-adviser to the Master Portfolio that is a principal underwriter or an affiliated person of a principal underwriter concerning transactions for the Master Portfolio in securities or other investments.

d)  Place orders pursuant to its investment
determinations for the
Master Portfolios either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Master Portfolios the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Master Portfolios or other accounts over which the Sub-Adviser or an affiliate of the
Sub-Adviser exercises investment discretion.
To the extent permitted by
law, and consistent with its obligation to seek best execution, the
Sub-Adviser may, except where otherwise
directed by the Trust's Board of
Trustees, execute transactions or pay a broker-dealer a commission or markup in excess of that which another broker-dealer might have charged for executing a transaction provided that the Sub-Adviser determines, in good faith, that the execution is appropriate or the commission or markup is reasonable in relation to the value of the brokerage and/or research services provided, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to each Master Portfolio and other clients for which it acts as investment adviser. In addition, the Sub-
Adviser is authorized to take
into account the sale of shares of the Trust in allocating purchase and sale orders for portfolio securities to brokers or dealers
(including brokers and dealers that are
affiliated with the Adviser,
Sub-Adviser or the Trust's principal
underwriter), provided that the
Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter or any affiliated person of either the Trust, the Adviser,
Sub-Adviser, or the Trust's principal
underwriter, acting as principal
in the transaction, except to the extent permitted by the Commission;

e)  Treat confidentially and as proprietary
information of the Trust,
all records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust;

f) Adhere to the policies and procedures of the Trust adopted on behalf of the Master Portfolios and delivered to the Sub-Adviser; and

g)  Maintain a policy and practice of
conducting its sub-investment
advisory services hereunder independently of its, and any of its affiliates', commercial banking operations.
When the Sub-Adviser
makes investment recommendations for the
Master Portfolios, its
investment advisory personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Master Portfolios' accounts are customers of its, or any of its affiliates', commercial department.
In dealing with
commercial customers, the commercial
department of the Sub-Adviser, or
any of its affiliates, will not inquire or take into consideration whether securities of those customers are held by the Master Portfolios.

4. Services Not Exclusive.

The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the
Sub-Adviser to be suitable for two or more accounts managed by the
Sub-Adviser, the available securities or investments may be allocated in a manner believed by the Sub-Adviser to be equitable to each account.
It is recognized that in some cases this procedure may adversely affect the price paid or received by the Master
Portfolios or the size of the
position obtainable for or disposed of by the Master Portfolios.

5. Books and Records.

 In compliance with the requirements of Rule
31a-3 under the 1940 Act,
the Sub-Adviser hereby agrees that all records which it maintains for the Master Portfolios are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, the records required to be maintained by it under this Agreement.

6. Expenses.

During the term of this Agreement, the Sub-
Adviser will pay all
expenses incurred by it in connection with its activities under this
Agreement other than the cost of securities, commodities and other investments (including brokerage commissions, custodial charges and other transaction costs, if any) purchased or sold for the Master
Portfolios.

7. Compensation.

The Adviser shall pay the Sub-Adviser, as compensation for services rendered hereunder, fees, payable monthly, at the annual rates indicated on Schedule I hereto, as such Schedule may be supplemented and amended from time to time. It is understood that the Adviser shall be responsible for the Sub-Adviser's fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the Trust or the Master Portfolios with respect to compensation under this Agreement.

The average daily net asset value of the Master Portfolios shall be determined in the manner set forth in the Declaration of Trust and registration statement of the Trust, as amended from time to time.

8. Limitation of Liability.

The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except that the Sub-Adviser shall be liable to the Trust for any loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or any loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this
Agreement.

9. Term and Approval.

This Agreement shall become effective when approved, and shall continue in effect until the second anniversary of its effective date. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods ending on January 1, provided that the continuation of the Agreement is specifically approved at least annually:

a) (i) by the Trust's Board of Trustees or (ii) by the vote of "a majority of the outstanding voting securities" of the Master Portfolio
(as defined in Section 2(a)(42) of the 1940
Act); and

b) by the affirmative vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as
Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

10. Termination.

 This Agreement may be terminated at any
time with respect to:

a) a Master Portfolio, without the payment of any penalty, by vote of the Trust's Board of Trustees or by vote of a majority of a Master
Portfolio's outstanding voting securities, or by the Adviser, upon sixty
(60) days' written notice to the other parties to this Agreement; or

b)  by the Sub-Adviser on sixty (60) days'
written notice to the other
parties to this Agreement.

Any party entitled to notice may waive the notice provided for herein.
This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in
Section 2(a)(4) of the 1940 Act.

11. Amendment of This Agreement.

No provision of this Agreement may be
changed, waived, discharged or
terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent required by the 1940 Act, no amendment of this Agreement shall be effective until approved by vote of a majority of the outstanding voting securities of the
Master Portfolios.

12. Miscellaneous.

The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this
Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

13. Counterparts.

This Agreement may be executed in any
number of counterparts, each of
which shall be deemed an original.


IN WITNESS WHEREOF, the parties hereto
have caused this Agreement to
be executed by their respective officers as of the day and year first written above.



	COLUMBIA FUNDS MASTER
 				INVESTMENT
TRUST, LLC
				on behalf of the
Master Portfolios

	By:	/s/ Joseph F. DiMaria

	Name:	Joseph F. DiMaria
	Title:	Chief Accounting Officer

COLUMBIA MANAGEMENT
INVESTMENT ADVISERS, LLC

	By:	/s/ Amy K. Johnson

	Name:	Amy K. Johnson
	Title:	Senior Vice President

	BRANDES INVESTMENT
PARTNERS,
	L.P.

	By:	/s/ Glenn R. Carlson

	Name:	Glenn R. Carlson
	Title:	Chief Executive Officer



SCHEDULE I

The Adviser shall pay the Sub-Adviser as full compensation for services provided and expenses assumed hereunder, a sub-advisory fee for each
Master Portfolio, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Master Portfolio:

Master Portfolio                  Rate of
Compensation           Effective Date
Columbia International        0.50% of average
daily net    May 1, 2010
Value Master Portfolio       assets



Current as of the 1st day of May, 2010.

                 COLUMBIA FUNDS MASTER
                  INVESTMENT TRUST, LLC
	  on behalf of the Master Portfolios

	By:	/s/ Joseph F. DiMaria
	Name:	Joseph F. DiMaria
	Title:	Chief Accounting Officer

COLUMBIA MANAGEMENT
INVESTMENT ADVISERS, LLC

	By:	/s/ Amy K. Johnson
	Name:	Amy K. Johnson
	Title:	Senior Vice President

	BRANDES INVESTMENT
	PARTNERS, 	L.P.

	By:	/s/ Glenn R. Carlson
	Name:	Glenn R. Carlson
	Title:	Chief Executive Officer